Exhibit 5.1

HUNTER TAUBMAN FISCHER& LI, LLC

1450 Broadway, 26th Floor

New York, NY 10018

Tel. No: 212-530-2210

Fax No: 212-202-6380

www.htflawyers.com

Shineco, Inc.

Room 1001, Building T5,
DaZu Square, Daxing District,
Beijing, People’s Republic of China

September 28, 2018

Re: Registration Statement on Form S-3 (File No. 333-221711)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), the base prospectus dated September 27, 2018 (the “Base Prospectus”) and the prospectus supplement dated December 19, 2017 (collectively with the Base Prospectus, the “Prospectus”). The Prospectus relates to the offering by Shineco Inc., (the “Company”) of 4,046,814 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus.

We have acted as counsel for the Company in connection with the issuance of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. The opinions expressed below are limited to the Delaware General Corporation Law and New York Business Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for as described in the Prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur.

Very truly yours,

/s/ Hunter Taubman Fischer & Li, LLC